[Individual Registered Index-Linked Annuity Application]

American General	Regular Mail	Overnight Mail
Life Insurance Company	with checks:	with checks:
(AGL)	American General Life	JPM Chase-AGL 100330
Domicile State: Texas	PO Box 100330	2710 Media Center Dr
	Pasadena CA 91189-0330	Building #6 Ste 120
Los Angeles CA 90065-1750
Phone: 800-445-7862
[Address mail to:	without checks:	without checks:	Fax: 818-615-1543
Annuity Service Center]	American General Life	American General Life	Website: corebridgefinancial.com
	PO Box 15570	1050 N Western St	Email: annuityservice@corebridgefinancial.com
	Amarillo TX 79105-5570	Amarillo TX 79106-7011

Consult with your [Financial Professional] to determine if your elections and investment options are appropriate for you. The prospectus and/or your [Financial Professional] can provide further information about elections, including availability, maximum issue age and any applicable fee associated with Benefit Election(s).

1 Product Selection	[Solicitation state indicates state in which this Application is signed.]
Product name: [ ]	Solicitation state

2  Owner(s) Information

[[Non-naturally owned] Contracts that are accepted include Corporate, Municipal, or Tax-Exempt. Contact the Annuity Service Center prior to submitting this Application to confirm if any other Owner Type will be accepted.]

Owner Name [☐ Male ☐ Female]

Address City State ZIP

Birth[/Trust] Date SSN/TIN Phone [Email ]

Joint Owner (if applicable) Name [☐ Male ☐ Female]

Address City State ZIP

Birth Date SSN Relationship to Owner Phone

[Email ]

3  Annuitant(s) Information [Complete the section below only if there is a [non-natural] Owner.]

[☐ Same as Owner]

Annuitant Name [☐ Male ☐ Female]

Address City State ZIP

Birth Date SSN Phone [Email ]

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Joint Annuitant (if applicable) Name [ ☐ Male ☐ Female]

Address City State ZIP

Birth Date SSN Phone

[Email ]

4 Beneficiary Information

Joint Owners (Joint Annuitants, if Contract is [non-naturally owned]) shall be each other’s sole primary beneficiary and any other beneficiary listed will be designated as “contingent.”

•	If one Owner is listed on Page 1 and the beneficiary type is not selected below, the beneficiary will be designated as “primary.”

•	Multiple beneficiaries will share the death benefit equally, unless otherwise specified, and percentages must total 100%.

•	For [non-naturally owned] Contracts, if no beneficiary is listed below, the beneficiary will default to the Owner listed on this Application.

•	If the Owner is a trust, the trust must be designated as the sole primary beneficiary.

1. Beneficiary Name ☐ Primary ☐ Contingent

Address City State ZIP

Relationship Beneficiary % SSN/TIN Phone

Birth Date [Email ]

2. Beneficiary Name ☐ Primary ☐ Contingent
Address City State ZIP
Relationship Beneficiary % SSN/TIN Phone
Birth Date [Email ]
3. Beneficiary Name ☐ Primary ☐ Contingent
Address City State ZIP
Relationship Beneficiary % SSN/TIN Phone
Birth Date [Email ]
4. Beneficiary Name ☐ Primary ☐ Contingent
Address City State ZIP
Relationship Beneficiary % SSN/TIN Phone
Birth Date [Email ]

5 Contract Type and Source of Funds

See the prospectus for minimum Purchase Payment (“investment”) amounts.

Amount Paid with Application: $

Type of Plan:	Source of Funds:
	☐ 1035 Exchange*	☐ Transfer*
	☐ Rollover*	☐ Contribution
IRA Tax Year:
* Complete/submit 1035 Exchange/Transfer/Rollover form with this Application, if applicable.

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[6] Benefit Elections
[6(a).] Death Benefit Election:

[7 Allocation Account Options]

[7(a).] Purchase Payment applied to:	Purchase Payment [%]

  [[7(b).] Electronic Delivery Authorization

By selecting “Yes” below, I consent to electronic delivery by the Company, when available, of all documents and notices applicable to my Contract including but not limited to:

•	Regulatory disclosure documents (prospectuses and prospectus supplements for the [registered index-linked annuity] and the allocation account options).

•	Account documents (periodic statements and confirmations);

•	Policy Forms (annuity Contract and applicable endorsements and riders, if permitted by state law);

•	Tax Forms; and

•	Annuity related correspondence (privacy notice and other notices to customers), as permitted by law.

I confirm that I have access to a computer with the hardware and software necessary (Adobe Acrobat®, Internet access, and an active email account) to receive this information electronically by email, or by email notice of a document’s availability on the Company website. I confirm that I have the ability to retrieve and retain electronic communications that are subject to this consent. I understand that:

•	There is no charge for electronic delivery, although I may incur the costs of Internet access and computer usage.

•	I must notify [the Company] promptly when my email address changes.

•	I may always request a paper copy of this information at any time for no charge, even though I consent to electronic delivery, or if I decide to revoke my consent.

•

The Company is not required to deliver this information electronically and may discontinue electronic delivery in whole or part at any time. Not all Contract documentation and notifications may be currently available in electronic format.

•	For jointly owned Contracts, both Owners are consenting that the primary Owner will receive information electronically. (Only the primary Owner will receive email notices.)

•	Electronic delivery consent is voluntary, can be revoked at any time and is effective until further notice by the Company or until I revoke it.

Call [1-800-445-7862] if you would like to revoke your consent, wish to receive a paper copy of any of the above information via U.S. mail, or need to update your email address indicated below.

Electronic Delivery Consent: ☐ Yes ☐ No *Email address:

*	Custodially owned Contracts: Provide the Annuitant’s email address. Other [non-natural] Owners (such as trusts): Provide the email address of the authorizing signatory.]

[8] Notices and Disclaimers

In some states we are required to advise you of the following: Any person who knowingly presents a false statement in an Application for insurance may be guilty of a criminal offense and subject to penalties under state law.

[USA PATRIOT ACT (This notice is printed in compliance with Section 326 of the USA Patriot Act) IMPORTANT INFORMATION ABOUT PROCEDURES FOR APPLYING FOR AN INSURANCE POLICY OR ANNUITY CONTRACT

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including insurance companies, to obtain, verify, and record information that identifies each person who opens an account, including an Application for an insurance policy or annuity Contract. What this means for you: When you apply for an insurance policy or annuity Contract, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver’s license or other identifying documents.]

ICC24-AGA-228E (5/24)

[9] Acknowledgements and Signature(s)

[9(a).] Replacement

☐ Yes ☐ No	Do you have any existing life insurance policies or annuity Contracts?

☐ Yes ☐ No	Will the purchase of this annuity result in the replacement, termination or change in value of any existing life insurance policies or annuity Contracts?

Provide the replacement information on the required forms, which can be obtained from your [Financial Professional], and include them with this Application, when applicable.

[9(b).] Acknowledgments of Owner(s)

I represent that all statements and information provided herein are true and complete to the best of my belief and knowledge. I understand that the Application will be attached to and made a part of the annuity Contract. By signing below, I declare the following:[

•	I have received, read, and understand the Buyer’s Guide for Deferred Annuities.]

•	I acknowledge receipt, either physically or electronically, of the current prospectus, which includes the applicable allocation account options, for this [registered index-linked annuity].

•

After consulting with my [Financial Professional] and reviewing the prospectus, I confirm that this [registered index-linked annuity] [and, the Death Benefit Election I selected, which may include additional fees,] is suitable for my objectives and needs. I understand that [the company] issues other annuities with similar benefits and limitations, which may have lower charges. I have discussed the alternatives with my [Financial Professional].

•

I have consulted with my [Financial Professional] for advice or recommendations regarding the purchase of this [registered index-linked annuity] Contract. American General Life Insurance Company is not providing advice, guidance or recommendations and is not serving in any fiduciary capacity related to this Contract.

•	I acknowledge that I have read the current prospectus for this [registered index-linked annuity] carefully and understand their contents.

•

I understand that American General Life Insurance Company will not credit or pay interest earnings, if any, on my purchase payments until all expected purchase payments are received and the Contract has been issued.

•

I UNDERSTAND THAT THE VALUE OF AMOUNTS ALLOCATED TO A SEPARATE ACCOUNT DURING THE ACCUMULATION PERIOD IS NOT GUARANTEED AND WILL INCREASE OR DECREASE BASED UPON THE INVESTMENT EXPERIENCE OF THE STRATEGY ACCOUNT OPTION(S) THAT I CHOSE. THERE IS A RISK OF LOSS AND LOSS MAY BE GREATER IF WITHDRAWAL, DEATH, BEGINNING AN INCOME PLAN, OR A TOTAL WITHDRAWAL OCCURS BEFORE THE TERM END DATE. THE GAINS MAY BE LIMITED AND ARE NOT GUARANTEED. WHILE INTEREST CREDITED TO THE STRATEGY ACCOUNT OPTION(S) IS BASED IN PART UPON THE CHANGE IN AN EXTERNAL INDEX OR INDICES, THE CONTRACT DOES NOT DIRECTLY PARTICIPATE IN ANY STOCK, BOND OR INDEX INVESTMENT. THE INTERIM VALUE MAY REFLECT A NEGATIVE RETURN EVEN IF THERE IS AN INCREASE IN THE INDEX OR INDICES, MAY REFLECT A POSITIVE RETURN EVEN IF THERE IS A DECREASE IN THE INDEX OR INDICES, AND MAY BE LOWER THAN THE AMOUNT AVAILABLE ON THE TERM END DATE.

•

If I am funding a tax-qualified retirement plan with this annuity, I understand that (1) there may be more robust insurance benefits offered in other annuities and (2) the annuity does not provide any additional tax deferral treatment beyond that which I already have under my plan.

•	My answers are representations and not warranties, and are true and correct to the best of my knowledge and belief.

[9(c)]. Signatures

Owner’s signature	Date

Joint Owner’s signature (if applicable)	Date

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[10] [Financial Professional] Information and Signature(s)

[10(a).] Replacement

☐ Yes ☐ No	Do you have reason to believe that the applicant has any existing life insurance policies or annuity Contracts?

☐ Yes ☐ No	Do you have reason to believe that any existing life insurance policy or annuity Contract has been (or will be) replaced, surrendered, withdrawn from, loaned against, changed, or otherwise reduced in value in connection with this transaction assuming that the Contract applied for will be issued?

[10(b).] Acknowledgements

I certify that the Application was signed and dated by the Owner after all answers and information were recorded herein; and I have truly and accurately recorded on this form all of the information provided by the Owner. Further, by signing below, I certify:

•

I have instructed the applicant to answer the questions in Section [9(a)] appropriately. I am providing the replacement information on the required forms[, which can be obtained at [corebridgefinancial.com,]] and including them with this Application, when applicable.[

•	I have delivered a Buyer’s Guide for Deferred Annuities to the Owner.]

•

I am authorized and/or appointed to sell this [registered index-linked annuity]. I have fully discussed and explained the [registered index-linked annuity] features and charges including restrictions to the Owner. I believe this [registered index-linked annuity] is suitable given the Owner’s investment time horizon, goals and objectives, and financial situation and needs. I represent that:

(a) I have delivered current applicable prospectuses and any supplements for the [registered index-linked annuity]; and

(b) I have used only current, approved sales material.

•

If I provided an illustration, it conforms in all material respects with the product features and allocation option(s) selected on the Application. Upon request, I will provide [the company] with a copy of any illustration used with the Owner(s).

•	I understand that American General Life Insurance Company is not providing advice, guidance or recommendations and is not serving in any fiduciary capacity related to this Contract.

•	I have verified the identity of the Owner and Annuitant, if the Owner is [non-natural], by reviewing a government-issued photo identification, and any other required documentation.

[10(c)]. [Financial Professional] Information

1. [Financial Professional’s] Signature

[Financial Professional’s] Name

Address

Phone [Financial Professional] ID number [Email ]

Broker/Dealer Firm Name

[2. [Financial Professional’s] Name

Address

Phone [Financial Professional] ID number Email ]

[Commission Option:

Note: If there are more than two [Financial Professionals], include the information required above on a separate document for the remaining [Financial Professionals]/Agents and submit with this Application.]

[© Corebridge Financial, Inc. All Rights Reserved.]

ICC24-AGA-228E (5/24)